Exhibit 10.2

AMENDMENT NO. 1 EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement, (this “Amendment”) is made and entered into as of the 7th day of August 2021 (the “Amendment Effective Date”), by and between ORBSAT CORP, a Nevada corporation (the “Corporation”), and David Phipps (the “Employee”).

RECITALS

WHEREAS, the Corporation and Employee entered into an employment agreement dated June 2, 2021 (“Employment Agreement”); and

WHEREAS, the Corporation and Employee desire to enter into this Amendment No. 1 to modify certain terms of the Employment Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

(a) Amendments.

(i) The first sentence of Section 2 of the Employment Agreement is hereby amended to read as follows:

“The Employee shall serve as President of Orbsat Corp and the Chief Executive Officer of Global Operations, with such duties, responsibilities and authority as are commensurate and consistent with his position, as may be, from time to time, assigned to him by the Board of Directors (the “Board”) of the Corporation.”

(ii) The first sentence of Section 4(b) of the Employment Agreement is hereby amended to read as follows:

“In addition to the Base Salary set forth in Section 4(a), the Employee shall be entitled to receive (i) an auto allowance for Employee in the amount of $1,000 per month, and (ii) an annual cash bonus if the Corporation meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors (the “Compensation Committee”) for earning bonuses which criteria shall be adopted by the Compensation Committee annually.”

(b) Entire Agreement. This Amendment shall be effective as of the Amendment Effective Date. Except as specifically modified by this Amendment, the Employment Agreement remains in full force and effect. The Employment Agreement, as amended by this Amendment, contains the entire agreement between the Corporation and Employee with respect to Employee’s employment, and supersedes any and all previous agreements, written or oral, between the parties relating to the relevant matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed, this Amendment as of the date first written above.

ORBSAT CORP

By:	/s/ Charles M. Fernandez
Name:	Charles M. Fernandez
Title:	Chief Executive Officer

EMPLOYEE:

/s/ David Phipps
David Phipps